UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2009

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 1, 2009, Hewitt Associates, Inc. (the “Company”) announced that Judson Green had been appointed to its Board, effective July 1, as a Class II Director for a term expiring at the Company’s 2010 annual meeting of stockholders. Mr. Green will serve as a member of the Audit Committee.

In fiscal 2009, for his services as a director, Mr. Green will receive a prorated portion of the annual retainer, such prorated portion in the amount of (i) $37,500 paid in cash and (ii) an equity grant of $40,000 paid in restricted stock units with a one year vesting restriction.

A copy of the press release announcing the appointment of Mr. Green is attached as Exhibit 99.1 to this Form 8-K.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release announcing the appointment of Judson Green to Hewitt’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Name:	Steven J. Kyono
Title:	Senior Vice President, General Counsel

Date: July 2, 2009

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Exhibit Index

Number	Description
99.1	Press Release announcing the appointment of Judson Green to Hewitt’s Board of Directors.

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